UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2017

PRESSURE BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-38185	04-2652826
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14 Norfolk Avenue

South Easton, Massachusetts 02375

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 230-1828

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 21, 2017, Pressure BioSciences, Inc. (the “Company”) held a special meeting in lieu of the annual meeting of stockholders (the “Meeting”). At the Meeting, the stockholders voted on the following proposals described in detail in the Company’s definitive proxy statement for the Meeting filed with the Securities and Exchange Commission on November 17, 2017. As of the record date for the Meeting, there were 1,161,049 shares of the Company’s common stock, par value $0.01 per share, issued and outstanding and entitled to one vote for each share held. The holders of 64.06% of the Company’s shares of common stock outstanding (743,726) submitted votes by proxy or in person at the Meeting, constituting a quorum.

Proposal 1 — Elect one director as a Class III Directors until the 2020 Annual Meeting of Stockholders. The election of the director was approved as follows:

	Shares voted
Nominee	For	Against	Withheld	Broker Non-Votes
Richard T. Schumacher	259,188	N/A	7,893	476,645

Proposal 2: Ratify the appointment of MaloneBailey LLP as the Company’s independent auditors for fiscal year 2017. The ratification of the appointment of MaloneBailey LLP as the Company’s independent auditor for fiscal year 2017 was approved as follows:

Shares voted
For	731,133
Against	5,531
Abstain	7,062
Broker Non-Votes	N/A

Proposal 3: Approval of an adjournment of the Meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of such adjournment to approve any of Proposal Nos. 1 through 2. The adjournment was approved as follows:

Shares voted
For	705,012
Against	31,524
Abstain	7,190
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRESSURE BIOSCIENCES, INC.

Dated: December 27, 2017	By:	/s/ Richard T. Schumacher
Richard T. Schumacher
President